Filed Pursuant to Rule 424(b)(3)

Registration No. 333-276590

PROSPECTUS SUPPLEMENT NO. 4

To Prospectus dated May 2, 2024

Up to 18,041,060 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

Up to 3,913,043 Shares of Class A Common Stock Issuable Upon Conversion of Series A Preferred Stock

13,418,923 Shares of Class A Common Stock

3,874,394 Warrants

This prospectus supplement no. 4 supplements the prospectus dated May 2, 2024 (as supplemented to date, the “Prospectus”), which forms a part of the Registration Statement on Form S-1 (Registration No. 333-276590). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

The Prospectus relates to the issuance by us of up to an aggregate of 21,954,103 shares of our Class A Common Stock, consisting of (i) up to 14,166,666 shares of Class A Common Stock that are issuable upon the exercise of 14,166,666 Public Warrants originally issued by our predecessor company, Anzu, as part of its IPO of units at a price of $10.00 per unit, with each unit consisting of one share of Anzu Class A Common Stock and one-third of one Public Warrant; (ii) up to 3,874,394 shares of Class A Common Stock that are issuable upon the exercise of 3,874,394 Shortfall Warrants issued to the Meteora FPA Parties for no additional consideration pursuant to the Forward Purchase Agreement; up to 2,173,913 shares of Class A Common Stock issuable upon conversion of 2,500,000 shares of our Series A Convertible Preferred Stock, issued to the Sponsor concurrently with the Closing in a private exchange offer for 2,500,000 shares of Anzu’s Class B Common Stock, originally issued in connection with the IPO at a price of $0.002 per share; (iv) up to 869,565 shares of Class A Common Stock issuable upon conversion of an aggregate of 1,000,000 shares of Series A Preferred Stock, which were issued to the PIPE Investors, each an affiliate of the Sponsor, in connection with the Closing at a price of $10.00 per share and have a conversion price of $11.50 per share; and (v) up to 869,565 shares of Class A Common Stock issuable upon conversion of 1,000,000 shares of Series A Preferred Stock, which were issued to GAT in connection with the Closing in exchange for the Legacy Envoy Bridge Note at a price of $10.00 per share and have a conversion price of $11.50 per share. We will receive the proceeds from any exercise of any Warrants, assuming the exercise in full of all of the Warrants for cash, but not from the sale of the shares of Class A Common Stock issuable upon such exercise.

The Prospectus and prospectus supplement also relate to the offer and sale from time to time by the Selling Securityholders named in the Prospectus of up to 3,874,394 Shortfall Warrants and up to 21,206,360 shares of Class A Common Stock, consisting of (i) up to 3,874,394 shares of Class A Common Stock that are issuable upon the exercise of 3,874,394 Shortfall Warrants issued to the Meteora FPA Parties for no additional consideration pursuant to the Forward Purchase Agreement; (ii) up to 2,173,913 shares of Class A Common Stock issuable upon conversion of 2,500,000 shares of Series A Preferred Stock, which were issued to the Sponsor concurrently with the Closing in a private exchange offer for 2,500,000 shares of Anzu Class B Common Stock originally issued in connection with the IPO at a price of $0.002 per share and have a conversion price of $11.50 per share; (iii) up to 869,565 shares of Class A Common Stock issuable upon conversion of an aggregate of 1,000,000 shares of Series A Preferred Stock, which were issued to the PIPE Investors in connection with the Closing at a price of $10.00 per share and have a conversion price of $11.50 per share; (iv) up to 869,565 shares of Class A Common Stock issuable upon conversion of 1,000,000 shares of Series A Preferred Stock, which were issued to GAT in connection with the Closing in exchange for the Legacy Envoy Bridge Note at a price of $10.00 per share and have a conversion price of $11.50 per share; (v) 2,000,000 shares of Class A Common Stock (1,000,000 of which remain unvested and subject to forfeiture and will vest upon the approval from the United States Food and Drug Administration of the Acclaim CI or upon a change of control of the Company) issued to the Sponsor concurrently with the Closing upon conversion of 2,000,000 shares of Anzu Class B Common Stock originally issued in connection with the IPO at a price of $0.002 per share; (vi) an aggregate of 125,000 shares of Class A Common Stock issued to Anzu’s former directors concurrently with the Closing upon conversion of 125,000 shares of Anzu Class B Common Stock originally issued in connection with the IPO at a price of $0.002 per share; (vii) an aggregate of 490,000 shares of Class A Common Stock issued to the Sponsor concurrently with the Closing upon conversion of 490,000 shares of Anzu Class B Common Stock and subsequently transferred by the Sponsor to certain third parties for no additional consideration pursuant to (a) side letter agreements, dated December 6, 2021, by and between the Sponsor and certain institutional investors and (b) extension support agreements, by and among Anzu, the Sponsor and several unaffiliated third parties; (viii) an aggregate of 8,512 shares of Class A Common Stock issued to the Meteora FPA Parties concurrently with the Closing for no additional consideration pursuant to the Forward Purchase Agreement; and (ix) an aggregate of 10,795,411 shares of Class A Common Stock issued to the Key Seller Stockholders concurrently with the Closing, and as consideration in the Business Combination, upon the conversion of an aggregate of 169,731,160 shares of Legacy Envoy Common Stock held by the Key Seller Stockholders into shares of Class A Common Stock. We will not receive any proceeds from the sale of Shortfall Warrants or Class A Common Stock by the Selling Securityholders pursuant to the Prospectus.

We registered the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by the Prospectus does not mean that the Selling Securityholders will offer or sell any of their Shortfall Warrants or Class A Common Stock. The Selling Securityholders may offer, sell or distribute all or a portion of their Shortfall Warrants and Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of Shortfall Warrants or Class A Common Stock by the Selling Securityholders pursuant to the Prospectus. We provide more information about how the Selling Securityholders may sell their Shortfall Warrants and Class A Common Stock in the section entitled “Plan of Distribution.”

This prospectus supplement incorporates into the Prospectus the information contained in our attached current report on Form 8-K, which was filed with the Securities and Exchange Commission on July 15, 2024.

You should read this prospectus supplement in conjunction with the Prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

Our Class A Common Stock and Public Warrants are listed on The Nasdaq Capital Market under the symbols “COCH” and “COCHW,” respectively. On July 15, 2024, the closing price of our Class A Common Stock was $2.28 and the closing price for our Public Warrants was $0.06.

See the section entitled “Risk Factors” beginning on page 10 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement of the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 17, 2024.

SECTION 7 - Regulation FD Disclosure

Item 7.01 Regulation FD Disclosure

Envoy Medical, Inc. (the “Company”) is furnishing its updated Investor Presentation (the “Investor Presentation”) that management intends to use, possibly with modifications, in one or more meetings from time to time with current and potential investors.

The foregoing description of the Investor Presentation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Investor Presentation attached as Exhibit 99.1 to this Current Report on Form 8-K. The Investor Presentation contains forward-looking statements. See Page 2 of the Investor Presentation for a discussion of certain forward-looking statements that are included therein and the risks and uncertainties related thereto.

The information set forth in this Item 7.01 of this Report, including without limitation the Investor Presentation, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

July 15, 2024	By:	/s/ David R. Wells
David R. Wells
Chief Financial Officer

2

Exhibit 99.1

INVESTOR PRESENTATION July 2024 www.envoymedical.com NASDAQ: COCH Hear for Life

# FORWARD LOOKING STATEMENTS

This presentation includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the expectations of Envoy Medical, Inc. ("Envoy Medical," "Envoy," or the "Company") concerning the outlook for its business, productivity, plans and goals for future operations, regulatory review and approval, and the ability to obtain government or insurance reimbursement for products. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of management of Envoy Medical and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Envoy Medical. These forward-looking statements are subject to a number of risks and uncertainties, including, improvements to Envoy Medical 's product candidate, the outcomes of clinical trials, the ability to obtain regulatory approvals, and other matters, which may be affected by factors different from those currently affecting the price of shares of its Common Stock, including; Envoy Medical 's success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy products; competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy's suppliers, or disruptions in Envoy's own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; Envoy Medical 's ability to raise additional capital; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical's key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in Envoy Medical's Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the "SEC") and any subsequent updates in Quarterly Reports on Form 10-Q or other SEC filings made by the Company. If any of these risks materialize or Envoy Medical's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Envoy Medical does not presently know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Envoy's expectations, plans or forecasts of future events and views as of the date of this Presentation. While Envoy Medical may elect to update these forward-looking statements at some point in the future, Envoy Medical specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing Envoy's assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No representations or warranties expressed or implied are given in, or in respect of, this Presentation. Industry and market data used in this Presentation have been obtained from third-party industry publication and sources as well as from research reports prepared for other purposes. Envoy Medical has not independently verified the data contained from these sources and cannot assure you of the data's accuracy or completeness. This data is subject to change. Recipients of this Presentation are not to constitute its contents, or any prior or subsequent communications from or with Envoy or its representatives as investment, legal or tax advice. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Envoy Medical. Recipients of this Presentation should each make their own evaluation of Envoy Medical and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.

Market, ranking and industry data used throughout this Presentation, including statements regarding market size, are based on industry sources and the good faith estimates of Envoy's management. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While Envoy Medical is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Envoy Medical Corporation" in its Form 10-K filed on April 1, 2024 with the SEC.
Investments in any securities described herein have not been approved or disapproved by the SEC or any other regulatory authority nor has any authority passed upon or endorsed the merits of the offering or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense.

No Offer or Solicitation: This Presentation is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, and otherwise in accordance with applicable law.

Additional Information and Where to Find It: On April 1, 2024 Envoy Medical filed its Form 10-K containing significant information about the business, financial condition of Envoy. This Presentation is not a substitute for the information contained in the Report. Investors and security holders are urged to read the Report to gain additional information regarding Envoy. Copies of the Report and other documents filed by Envoy, including under its prior name of Anzu Special Acquisition Corp I, with the SEC may be obtained, once available, free of charge at the SEC's website at www.sec.gov.

Risk factors: For a description of the risks relating to the business of Envoy Medical, please see the section "Risk Factors" in the Form 10-K.

Nasdaq: COCH
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Nasdaq: COCH 3 INVESTMENT OVERVIEW & KEY METRICS Envoy Medical (NASDAQ: COCH): • Innovative hearing health company based in the United States (MN) focused on hearing implants. • Leading the way in “fully” or “totally” implanted hearing devices. • Only company with an FDA - approved, fully implanted hearing device (the Esteem ® ). • Fully implantable devices disrupt a stagnant hearing industry. • Dedicated to improving patient access, usability, compliance, and ultimately quality of life. ENVOY MEDICAL NASDAQ: COCH $2.30 Stock Price (as of 7/1/24) $4.9M Cash Balance (March 31, 2024) 19.6 Common Shares Outstanding 43.5M Fully Diluted Shares Outstanding $46M Market Capitalization 35,000 Average Daily Volume, 50 day (per Nasdaq)

# PRODUCT OVERVIEW

ENVOY MEDICAL

## Esteem® FI-AMEI

- The only company in the world that has successfully obtained a fully implanted hearing device approved by the FDA.
- Recently introduced bipartisan bill seeks to clarify fully implanted active middle ear devices as prosthetics, opening pathway to be a coverable benefit, directly benefitting the Esteem FI-AMEI.

## Acclaim® CI

- Acclaim® CI expects to be first of-its-kind Fully Implanted Cochlear Implant (FICI) device and could disrupt a multi-billion dollar cochlear market.
- Addressable market (US only) estimated at $84 billion; this assumes ~2.8 million U.S. adult candidates (one ear only) and a price of $30K.
- Pivotal study submission planned for the fall of 2024 for enrollment of 50 evaluable subjects for the Acclaim CI product.

## We are different because our devices:

- Leverage the natural ear to pick up sound.
- Do not rely on artificial microphones.
- Allow the outer ear to be used by the patient.

### Esteem® FI-AMEI



The only FDA-approved, fully-implanted active middle ear implant. FDA approval received in 2010. Implanted in approx. 1,000 patients.

### Acclaim® CI



A fully implanted cochlear implant ("FICI" or "TICI") that represents a paradigm shift in cochlear implants. It is currently in clinical trials and investigational.

**CAUTION — Investigational device. Limited by Federal (or United States) law to investigational use**

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Nasdaq: COCH 5 HOW SOUND TRAVELS THROUGH THE EAR Sound waves travel down the ear canal and hit the eardrum The waves are transmitted mechanically through the ossicular chain to the cochlea The cochlea converts sound waves to electrical signals which travel to the brain via the auditory nerve Outer ear collects sound waves and funnels them to the ear canal 1 2 3 4 For illustrative purposes only. Experience and results may vary.

Nasdaq: COCH 6 SOURCE OF MOST HEARING LOSS – THE COCHLEA • The cochlea, or inner ear, is filled with fluid and contains thousands of tiny hair cells that move as sound vibrations are transferred from the middle ear to the cochlea. • Hair cell movement causes signals to be sent via the hearing nerve to the brain where they are interpreted as sound. • Hearing hair cell damage, which can originate from many different sources (e.g. age, noise, genetics, ototoxic drugs), results in the most common form of hearing loss – sensorineural. • The level or severity of hearing loss will depend on the extent of damage to the hearing hair cells. • The greater amount of damage to the hair cells the less information they can provide as a whole to the brain, hence a greater level of hearing loss. For illustrative purposes only. Experience and results may vary.

Nasdaq: COCH Acclaim CI Hearing Aids Esteem FI - AMEI 7

Nasdaq: COCH 8 NATURE’S MICROPHONE – THE EAR Both of Envoy Medical’s devices leverage the ear’s anatomy. There is nothing in the ear. Sound enters the outer ear and funnels down the ear canal causing the eardrum to vibrate. All as nature designed and intended. 0 10 20 250 500 750 1000 1500 2000 3000 4000 6000 Frequency (Hz) Total of Pinna and Resonance Pinna Effect Ear Canal Resonance Blatrix , Minary , Leisses , 2004

Nasdaq: COCH 9 HEARING LOSS: GLOBAL MARKET Key Facts from the World Health Organization 1 : • More than 1.5 billion people may have some form of hearing loss during their lifetime. • Approximately 430 million of those individuals have “disabling hearing loss” that requires intervention. 2 • By 2050, these numbers are expected to jump significantly. ⎼ 2.5 billion people are projected to have some degree of hearing loss. ⎼ 700 million may have “disabling hearing loss” that requires hearing rehabilitation. • It is estimated that nearly $1 trillion (USD) may be lost every year globally due to a failure to address hearing loss properly. • Hearing loss is significantly more common with increased age. Approximately 1 in 4 (25%) of people over the age of 60 are impacted by “disabling hearing loss.” NOTES: (1) (1) World report on hearing. Geneva: World Health Organization; 2021. License: CC BY - NC - SA 3.0 IGO. (2) (2) “Disabling hearing” refers to a level of hearing loss that is 35 decibels (dB) or more in the better hearing ear.

ENVOY MEDICAL

# ~2.8M U.S. ADULTS MAY BE CANDIDATES FOR COCHLEAR IMPLANTS[1]

**Only ~5%-8% of the people that could benefit from an implantable hearing solution have received one.[2]**

**Our View: a primary reason adults do not get cochlear implants is the external hardware.**

- "Hearing loss is the third most common chronic physical condition in the United States and is twice as prevalent as diabetes or cancer."[5]
- Approximately 48 million Americans have some form of hearing loss. Over the next four decades, that number may increase to approximately 80 million.[6]
- As Americans live longer, more people will experience hearing loss.[6]
  - 68% of people in their 70s experience hearing loss.[7]
  - 90% of people 80 or older experience hearing loss.[7]
- Age-related hearing loss has been estimated to have an economic cost to society of approximately $297,000 (USD) per affected person over their lifetime.[8]
- Hearing loss is correlated with risk of cognitive decline, depression, anxiety, and a higher risk of falls.[6]

**~$84B**

**and growing untapped potential cochlear implant U.S. market opportunity[3,4]**

NOTES:

1. Goman, Adele M., and Frank R. Lin. "Prevalence of hearing loss by severity in the United States." American journal of public health 106.10 (2016): 1820-1822.; Goman, Adele M., Nicholas S. Reed, and Frank R. Lin. "Addressing estimated hearing loss in adults in 2060." JAMA Otolaryngology–Head & Neck Surgery 143.7 (2017): 733-734
2. Cochlear Limited Annual Report 2022
3. S2N Market Model prepared for Envoy Medical Corporation
4. Assumes device price of ~$30,000 for 2.8M U.S. population of potential candidates for cochlear implants
5. CDC citing Blackwell DL, Lucas JW, Clarke TC. Summary health statistics for US adults: National Health Interview Survey, 2012. Vital Health Stat 10. 2014;260:1-161.
6. Everett, Carla. National Council on Aging. (2023) https://www.ncoa.org/adviser/hearing-aids/hearing-loss-america/
7. Goman, Adele M. and Lin, Frank R. Prevalence of Hearing Loss by Severity in the United States. American Journal of Public Health. 2016. Found on the internet at https://www.ncbi.nlm.nih.gov/pmc/articles/PMC5024365/
8. National Academies of Sciences, Engineering, and Medicine. Hearing health care for adults: Priorities for improving access and affordability. Washington, DC: The National Academies Press; 2016. (doi:10.17226/23446)

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# TRADITIONAL COCHLEAR IMPLANTS

**Cochlear implants replace the function to the inner ear by providing direct electrical stimulation of the auditory nerve.**

**Sound processor - External**
- Picks up and processes sound into digital information.

**Implant - Internal**
- Receives signal from the sound processor and transmits electrical stimulation to the cochlea through an electrode array.

**Illustrative Device Overview:**

1. Microphones on the sound processor pick up sound, and the processor converts them into digital information.
2. This information is transferred through the coil to the implant; the implant sends electrical signals into the cochlea.
3. The hearing nerve fibers in the cochlea pick up the signals and send them to the brain, giving the sensation of sound.



2
1
3
Sound Picked Up by External Microphones
Outer Ear, Ear Canal, Middle Ear Not Used.







For illustrative purposes only. Experience and results may vary.

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Nasdaq: COCH 12 FULLY IMPLANTED COCHLEAR IMPLANT: AN OBVIOUS OPPORTUNITY • Envoy Medical believes that if, given an opportunity to choose between a fully - implanted cochlear implant with no externals, and a partially - implanted cochlear implant with externals, a significant portion of patients would choose a fully implanted cochlear implant. • Externals associated with traditional cochlear implants are obvious and can get in the way of a person’s life. • Envoy Medical has developed an important missing piece in the solution – our sensor technology. • Envoy Medical intends to be a catalyst for change the market wants and, frankly, needs – a fully implanted solution. • Envoy Medical’s sensor is an elegant solution for a fully implanted device: ⎼ Leverages the natural outer and middle ear. ⎼ Low power needs. ⎼ Not an artificial microphone. ⎼ Not a sub - dermal microphone (lowers chances of body noise issues). CAUTION — Investigational device. Limited by Federal (or United States) law to investigational use

Nasdaq: COCH 13 ACCLAIM ® CI EXPECTS TO BE FIRST OF - ITS - KIND FULLY IMPLANTED COCHLEAR IMPLANT (FICI) DEVICE DISCREET • No need for externally worn components. • Designed to use the ear to pick up sound. No external artificial microphone needed. DEPENDABLE • Designed to allow true 24/7 hearing. • For use in many environments and activities. EASY • No expensive external sound processors to replace when lost or damaged. • No frequent battery changes or charging. Rechargeable battery expected to last several days between charges and designed to last 8 - 12 years. • No magnets. Designed to be MRI compatible.* *MRI testing and compatibility not yet determined). CAUTION — Investigational device. Limited by Federal (or United States) law to investigational use

Nasdaq: COCH 14 PRODUCT OVERVIEW – ESTEEM ® FI - AMEI The Esteem ® FI - AMEI is the first and only FDA - approved, fully - implanted active middle ear implant (FI - AMEI) 1. The Envoy Sensor converts the vibrations into electrical signals that are sent to the implanted Esteem Sound Processor. 2. The Esteem Sound Processor receives, adjusts and intensifies the signals to fit individual hearing needs. 3. The Esteem Driver directly transfers these signals to the inner ear where the hair cells are stimulated, causing you to hear. Product Summary For illustrative purposes only. Experience and results may vary.

Nasdaq: COCH 15 THREE FULLY IMPLANTED COMPONENTS The Esteem ® FI - AMEI Opportunity Driver Sound Processor Sensor

Nasdaq: COCH 16 HOW THE ESTEEM FI - AMEI HEARING IMPLANT WORKS For illustrative purposes only. Experience and results may vary.

# COMPLACENT EXISTING PARTICIPANTS

ENVOY MEDICAL

**Market Share: ≈65%**

Cochlear

**(ASX: COH)**
$1.2B Revenue
~$9.9B Market Cap[1]

SOURCE: Cochlear Ltd.

**Market Share: ≈10%**

sonova HEAR THE WORLD / ADVANCED BIONICS

**(SWX: SOON)**
$3.9B Revenue
~$15.8B Market Cap

SOURCE: Advanced Bionics

**Market Share: ≈15%**

MED-EL

Privately Held

| COMPANIES | DESCRIPTION | Revenue (USD)[1] | Gross Margin (%)[1] | Market Cap (USD)[1] |
|---|---|---|---|---|
| Cochlear | Cochlear is the leading cochlear implant device manufacturer with around 60% global market share. Developed markets contribute 80% of group revenue where cochlear implants are the standard of care for children with severe to profound hearing loss. The company also actively targets the growing cohort of seniors in developed markets. Main products include cochlear implants, bone-anchored hearing aids, and associated sound processors. | **$1.3B** TTM Total As of 30-June-2023 | **75%** | **~$13.8B** |
| sonova HEAR THE WORLD | Sonova is one of the world's largest manufacturers and distributors of hearing aids. The company is based in Switzerland and distributes its products in more than 100 countries through its internal sales team and independent retailers. It also sells cochlear implants through its advanced bionics subsidiary. | **$3.9B** TTM Total As of 31 March 2023 | **71%** | **71%** |

ENVOY MEDICAL

**Current Market Cap of Envoy Medical (COCH) is less than 1% of the existing players.**

**Our belief is that difference will not continue to be as great over time.**

NOTE:
1. PitchBook Data, as of August 2023; Market share data shown are estimates based on publicly available information and are subject to change.
*. Third party logos and brands are property of their respective owners. Shown for illustrative purposes only

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Nasdaq: COCH 18 ENVOY MEDICAL COULD DISRUPT A MULTI - $B COCHLEAR MARKET x • • • Feasibility Study on Record x x x • Breakthrough Device Designation from U.S. FDA for Fully Implanted Cochlear Implant x x x • Investigational Device Exemption (IDE) to implant U.S. patients (Early Feasibility Study) X • x End of 2024 (estimated) Enrollment of larger clinical study to support regulatory application(s) X x x x FDA Approval for Commercial Sales in U.S. part of (USA) (Europe) (Australia) SOURCE: Envoy Medical management *. Third party logos and brands are property of their respective owners. Shown for illustrative purposes only (July, 24 Europe)

Nasdaq: COCH $8.0 $16.4 $28.6 $50.6 $82.1 $115.4 $233.4 $407.9 $624.8 $- $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 2015 2016 2017 2018 2019 2020 2021 2022 2023 19 REVENUE GROWTH & SHAREHOLDER RETURN Implantable Device Market Opportunity Inspire disrupted the sleep apnea market with the first implantable device Current incumbent market leader in cochlear implants generated material shareholder return since its IPO in 1995 2015 - 2023 Revenue 1 (in millions) NOTE: 1. Inspire 2023 Annual Report 2. Cochlear Limited Annual Report 2022 * Third party logos and brands are property of their respective owners. Shown for illustrative purposes only Total Shareholder Return Since Listing 2 53% REVENUE GROWTH in 2023 over 2022

Nasdaq: COCH 20 ILLUSTRATIVE TRACK TO COMMERCIALIZATION 2019 2022 2023 2024 - 2025 2026 FDA Breakthrough Granted Q3 2022 EFS IDE Accepted Q4 2022 First activation First patient implanted at Mayo Clinic Full EFS Enrollment 3 patients Q2 2023 Colin Driscoll, MD ACIA Presentation Planned Funding ~$40 - 50M to FDA approval (estimated) Q4 2024 Pivotal IDE Submission 2024 – 2025* Pivotal Study ~50 patients Commercialization & Market Acceptance / Reimbursement *Estimates for 2024 and beyond are illustrative and are based on management's current assumptions, which are subject to change. Please see “Risk Factors” in the Form 10 - K filed with the SEC on April 1, 2024. * Third party logos and brands are property of their respective owners. Shown for illustrative purposes only

Contact Details Investor & Media Relations: Scott Arnold CoreIR (310) 497 - 8817 scotta@coreir.com www.envoymedical.com /investors

APPENDIX

# HEARING LOSS: TYPES AND SEVERITY OVERVIEW

**Hearing loss can be due to damage of the outer/middle (conductive) or inner (sensorineural) ear and can range from mild to profound.**

**Hearing Loss**

**Conductive**
Hearing loss due to problems with ear canal, ear drum, or middle ear bones
- Common causes include middle ear infection, perforation of the eardrum, wax buildup, and dislocation of the middle ear bones

**Sensorineural**
Hearing loss due to problems of the inner ear
- Common causes include aging, excessive noise exposure, viral infections, and exposure to ototoxic drugs


Conductive
Sensorineural
Ear - Drum
Inner Ear
Ear Lobe
Ear Canal
Middle Ear
Outer Ear

**Severity of Hearing Loss**

| Category | dB Loss | example |
|---|---|---|
| Normal | 0-20dB | n/a |
| Mild | 20-40dB | Difficulty hearing soft spoken people |
| Moderate | 40-70dB | Often can hear speech but not understand |
| Severe | 70-90dB | Cannot hear speech |
| Profound | 90+dB | Unable to hear loud sounds like fire alarms |

Nasdaq: COCH

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# DISCREET AND IMPLANTABLE MEDICAL TECHNOLOGY CONTINUES TO INNOVATE MARKETS

ENVOY MEDICAL

### Sleep Apnea


Inspire
Sleep Apnea Innovation
Source: Mayoclinic.o

FDA Approves Inspire® Upper Airway Stimulation (UAS) Therapy for Obstructive Sleep Apnea

### Pacemaker


Source: mddionline.com

FDA approves the first leadless pacemaker to treat cardiac arrhythmias

### Glucose Monitoring


Source: senseonics.com

FDA approves first continuous glucose monitoring system with a fully implantable glucose sensor and compatible mobile app for adults with diabetes

### Fully Implanted Cochlear Implants



FDA Breakthrough Designation granted for Envoy's fully implantable cochlear implants

Nasdaq: COCH

Third party logos and brands are property of their respective owners. Shown for illustrative purposes only.

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# ENVOY'S RECHARGEABLE BATTERY EXPECTED TO LAST SEVERAL DAYS BETWEEN CHARGES

ENVOY MEDICAL

## Rechargeable Implanted Batteries Enhance Quality Of Life



Remain mobile while charging with the charging system

Battery charging system only worn while charging, a few hours every 4+ days**

Envoy's battery is similar to other medical devices with implanted, rechargeable batteries

ENVOY MEDICAL

Cochlear Implant



Boston Scientific

Deep Brain Stimulation System



Source: Boston Scientific

IMPULSE DYNAMICS

Cardiac Contractility Modulation Therapy



Source: Impulse Dynamics

LivaNova

Sleep Apnea Implant Therapy



Source: LivaNova

Nasdaq: COCH

Third party logos and brands are property of their respective owners. Shown for illustrative purposes only.

25

Nasdaq: COCH KEY LEADERS – MANAGEMENT TEAM Brent T. Lucas, CEO Mr. Lucas has been the Chief Executive Officer of Envoy Medical Corporation for the last seven years and brings over 15 years of experience in the active implantables in the hearing health industry . He has served in various roles and gained a tremendous amount of specialized experience, working his way up from an intern to CEO. Mr. Lucas received his Bachelor’s Degree from the University of St. Thomas and JD from the Mitchell Hamline School of Law. Tom Hoegh , VP of R&D Mr. Hoegh has over 30 years of experience in the medical device industry, primarily in the development and on - market support of active implantable devices such as neuromodulation systems for spinal, sacral, deep brain, and hypoglossal nerve stimulation. Mr. Hoegh’s previous experiences consist of leading engineering teams at Nuvectra , ICU/Smiths Medical, Medtronic, and Apnex Medical. Mr. Hoegh received a dual Bachelor of Science degree in Mechanical Engineering and Chemistry from Valparaiso University and a Master of Science degree in Technology Management from the University of St. Thomas. David R. Wells , CFO Mr. Wells has 20 years of experience in the small - cap public company arena. Mr. Wells joined Envoy Medical, Inc. as its Chief Financial Officer in August, 2023. From 2014 to 2021 he was the CFO of ENDRA Life Sciences Inc. (NASDAQ: NDRA), a publicly traded clinical diagnostics technology company, where he directed ENDRA’s initial public offering (IPO) and subsequently rais ed an additional $55 million across multiple transactions. In December 2022, David joined the Board of Directors of HeartSciences (NASDAQ: HSCS), which is developing a cardiac device which seeks to bridge today’s “diagnostic gap” in cardiac care by providing effective front - line solutions that assist in the detection of heart disease in at - risk patients. Executive Summary Karin Simonson, Vice President, General Counsel & Secretary Karin Simonson has served as our Vice President, General Counsel & Corporate Secretary since December, 2023. From April, 2023 to December, 2023, Ms. Simonson was General Counsel for Monarch Healthcare Management. She has almost 20 years of diverse in - house counsel experience supporting clinical, regulatory, sales, marketing, compliance, data privacy, research and development, HR, IT, contracts and commercial operations with increasing responsibilities at both small and large companies including, Coloplast, Medtronic, American Medical Systems and Carlson Hotels Worldwide. Ms. Simonson has a BS, magna cum laude, from the University of Minnesota - Twin Cities and a JD, magna cum laude, from Mitchell Hamline School of Law. Third party logos and brands are property of their respective owners. Shown for illustrative purposes only. 26

Nasdaq: COCH Envoy Medical, Inc. Board of Directors Glen Taylor Chairman Emeritus • Founder and chairman of Taylor Corporation, a global printing and communications company and one of the nation’s largest privately held companies. • A member (and former chair) of the Board of Governors of the National Basketball Association. • Served in the Minnesota State Senate from 1980 to 1990 and as Minority Leader from 1985 to 1988. • President of the YMCA, director of the Mankato Chamber of Commerce, director of the Greater Minnesota Corporation and the Minnesota Business Partnership, and served on the Minnesota State University Foundation Board of Directors. • Attended Harvard Graduate School of Business and earned his BS at Minnesota State University in Mankato. Janis Smith - Gomez Independent Director, NomGov Committee Chair • Over 30 years of executive experience at Johnson & Johnson, Mars, Kraft and PepsiCo. • Most recent role with J&J, Janis led the brand identity efforts to evolve the $27B medical devices business into a leading patient - centered, customer - focused, digitally powered MedTech innovator. • Previously accountable P&L owner of businesses as large as $3B, managing budgets from $10M to $215M. • On non - profit boards of New York Academy of Medicine and Black Public Media. • Graduate of University of Chicago with an MBA in Marketing & Business Policy and a Bachelor’s degree in Business. Susan Kantor Independent Director, Audit Committee Chair • An Advisory Partner for PwC from 2011 to 2016, a Partner and CFO & Treasurer of PRTM Management Consultants from 1997 to 2011. • Previously a CFO at corporate strategy and operations consulting firms Monitor Group and BCG, as well as Parexel International, a CRO. • Board member and Audit Committee chair of Anzu, Teknor Apex Company, a $1.2 billion dollar privately - held material science Company, Guest Services Inc., a privately - held hospitality company, and the International Council on Clean Transportation. • Ex - board director and the Audit Committee Chair for Lionbridge Technologies Inc. when it was a $550 million publicly - held company. Sold to private equity in 2016. • Bachelor’s degree from Grove City College in Accounting and Business Administration and her CPA in MA. Mona Patel Independent Director • Over 30 years of experience in medical devices in marketing, market development, clinical education and mergers and acquisitions. • Former VP of Marketing and Clinical Education at Boston Scientific in their neuromodulation division where she helped build the start - up into a market leader with ~$1B in sales. • Introduced the first rechargeable spinal cord stimulator into a market and helped convert the market from non - rechargeables to rechargeables. • Launched the first rechargeable in Deep Brain Stimulation for Parkinson’s. • BSE in Mechanical Engineering from the University of Michigan and an M.B.A. from the Wharton School of Business. Michael Crowe Independent Director • Michael Crowe is currently SVP Operations at Bioventus. In this role he oversees Operations, Supply Chain, Customer Service, Data Integrity, Facilities, Sustaining Engineering, and the Office of Project Management & Alliances reporting to him. • Began his career at General Electric, and has served in management at medical device powerhouses Johnson & Johnson, Covidien Surgical Devices (now part of Medtronic), and Abbott Vascular. • Holds a BS in electrical engineering from the University of Louisville and an MBA from Duke. • Certified master black belt in Six Sigma and lean manufacturing and is a trained facilitator and continuous improvement champion. Brent Lucas CEO of Envoy Medical • Served as CEO of Envoy for the past seven years and brings over 15 years of experience in the active implantables in the hearing health industry. • Served in various roles with Envoy and gained a tremendous amount of specialized experience, working his way up from an intern to CEO. • Received his bachelor’s degree from the University of St. Thomas and Juris Doctor degree from the Mitchell Hamline School of Law. Chuck Brynelsen Independent Director, Board Chair • Most recently serving as Senior VP and President of Abbott Vascular from 2017 to 2021. • Since 2015 he has also been a Venture Partner of SpringRock Ventures, an investment firm that focuses on digital health, devices, services. • Served on private companies boards of directors, including Alebra Technologies since 2010 and Neuspera Medical from 2022 to 2023. • Served as SVP and President of Medtronic Early Technologies from 2015 to 2016, as the Global President of Covidien Early Technologies from 2013 to 2015, and as the CEO of IntraPace from 2005 to 2012. • MBA from Kellogg School of Management at Northwestern University and his BA from Bradley University. Key Leaders 27 Third party logos and brands are property of their respective owners. Shown for illustrative purposes only.

# Cochlear Implant ADVISORY BOARD

ENVOY MEDICAL

## Who Are We?

### Audiologists



**Dave Fabry**, Ph.D., CIO I Starkey Hearing Technologies

Starkey



**Jannine "Jan" Larky**, M.A. I Stanford Ear Institute (Palo Alto, CA)

Stanford MEDICINE



**Dr. Aniket Saoji**, Ph.D. I Mayo Clinical (Rochester, MN)

MAYO CLINIC



**Dr. Sarah Sydlowski**, Ph.D. & Au.D. I Cleveland Clinic (Cleveland, OH)

Cleveland Clinic



**Dr. Melissa Hall**, Au.D. I University of Florida (Gainesville, FL)

UF UNIVERSITY of FLORIDA



**Dr. Camille Dunn**, Ph.D. I University of Iowa (Iowa City, IA)

IOWA

### Surgeons



**Dr. Colin L. Driscoll**, M.D. I Mayo Clinic (Rochester, MN)

MAYO CLINIC



**Dr. Elizabeth "Liz" Toh**, M.D. I Lahey Hospital & Medical Center (Boston, MA)

Lahey Hospital & Medical Center



**Dr. Theodore "Ted" McRackan**, MD I Medical University of South Carolina (Charleston, South CA)

MUSC Health Medical University of South Carolina



**Dr. Craig A. Buchman,** M.D. I Washington University School of Medicine in St. Louis (St. Louis, MO)

Washington University in St. Louis School of Medicine



**Dr. John Kveton**, M.D. I Ear Nose and Throat Medical and Surgical Group, LLC (New Haven, CT)

Yale Medicine



**Dr. Jack Shohet**, M.D. I Shohet Ear Associates Medical Group, Inc. (Seal Beach, CA)

Shohet Ear Associates Medical Group, Inc.

Nasdaq: COCH

Third party logos and brands are property of their respective owners. Shown for illustrative purposes only.

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